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                                                                Exhibit 99(i)


PHONE:        302-425-6400
FAX:          302-425-6464
WEB:          WWW.BLANKROME.COM


                                 April 27, 2006


Giant 5 Funds
128 South Tejon Street, Suite 1500
Colorado Springs, Colorado 80903

Ladies and Gentlemen:

         We have acted as special counsel to Giant 5 Funds (the "TRUST"), a Delaware statutory trust, in connection with the Trust's initial Registration Statement on Form N-1A filed with the Securities and Exchange Commission on March 9, 2006, and amended on March 29, 2006 and April 18, 2006 (the "REGISTRATION STATEMENT"). The Registration Statement covers shares of beneficial interest in the Trust, no par value, offered in two series (the Giant 5 Total Investment System and the Giant 5 Total Index System) and each such series offered in two classes (Independence Shares and Freedom Shares) (collectively, the "SHARES").

         For purposes of rendering this opinion, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following documents:

         a)       the Registration Statement;

         b) a Certificate of the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") as to the existence and good standing of the Trust, dated April 13, 2006;

         c) a copy of the Amended and Restated Certificate of Trust of the Trust, duly certified by the Secretary of State, dated April 27, 2006; and

         d) a certificate, dated April 27, 2006, executed by the President of the Trust, certifying as to, attaching copies of, the Trust's Declaration of Trust, the Trust's By-Laws and certain votes of the Trustees of the Trust authorizing the issuance of Shares.

         Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Declaration of Trust or, if not defined therein, in the Delaware Statutory Trust Act, as amended, 12 Del. C.
Section 3801 et seq. (the "ACT").

         For purposes of this opinion, we have not reviewed any documents other than those documents listed in paragraphs (a) through (d) above. In particular, we have not reviewed any


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Giant 5 Funds
April 27, 2006
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document (other than the documents listed in paragraphs (a) through (d) above)
that may be referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters stated or assumed herein, all of which we have assumed to be true, complete and accurate in all respects.

         With respect to all documents examined by us, we have assumed that: (i) all signatures on such documents are genuine; (ii) all documents submitted to us as originals are authentic and complete; and (iii) all documents submitted to us as copies conform to the originals of those documents.

         This opinion letter is limited to the Act, and we have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws, and rules and regulations relating thereto. Our opinions are rendered only with respect to the Act as in effect on the date hereof.

         We understand that all of the foregoing assumptions and limitations are acceptable to you. Based upon and subject to the foregoing, we are of the opinion that the Shares when sold, paid for and issued in accordance with the Registration Statement, the Trust's Declaration of Trust and the Trust's By-laws, will be validly issued, fully paid and non-assessable as provided in the Trust's Declaration of Trust.

         We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which hereafter may come to our attention, or to reflect any changes in any facts or law which may hereafter occur.

         We hereby consent to the use of this opinion as Exhibit i to the Registration Statement and to the reference to this firm in the Trust's Prospectus and the Statement of Additional Information, in each case, included as part of the Registration Statement. In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder. Nothing in this paragraph shall be deemed to change the effective date of this opinion.

                                                   Very truly yours,


                                                   /s/ BLANK ROME LLP